Exhibit 23.5

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CUC International Inc. of our report dated February 2, 1996, relating to the consolidated financial statements of Idcon Group, Inc., which appears in the Annual Report on Form 10-K of CUC International Inc. for the year ended January 31, 1997.






         /s/ Price Waterhouse LLP
             PRICE WATERHOUSE LLP
         Tampa, Florida
         December 16, 1997